Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Xfone, Inc. ("the Company") on Form
10-QSB for the period ended September 30, 2002 as filed with the Securities and
Exchange Commission on the date hereof ("the Report"), I, Guy Nissenson, Chief
Executive Officer, President, Chief Financial Officer, and Principal Accounting
Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Guy Nissenson
    Guy Nissenson
    President/Chief Executive Officer/Chairman of the Board/Chief Financial
    Officer/Chief Accounting Officer

Dated: November 14, 2002